Exhibit 99.1

Veritas Farms CEO Alexander Salgado to Reappear this Morning on Fox Business Network’s Varney & Co. – Thursday, August 1, 2019

Fort Lauderdale, Florida - August 1, 2019 - Veritas Farms, Inc. (OTCQB: VFRM), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, is pleased to announce that its CEO, Alexander M. Salgado, will appear this morning on Fox Business Network’s Varney & Co., broadcasting from 9 a.m. to 12 p.m. EST.

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “The opportunity to discuss Veritas Farms’ recent expansions with national chain retailers on a globally televised network and streamed business program like Varney & Co. on the Fox Business Network will not only put the Veritas Farms™ brand back in front of a large audience of potential customers and investors, but also speaks to the significant ongoing interest of Veritas Farms with national chain retailers and national media outlets.”

Mr. Salgado further commented “Varney & Co’s continued coverage of Veritas Farms’ retail success signifies that Veritas Farms continues to be an emerging industry leader. Customers and investors realize our Company wide commitment to make the highest quality hemp oil extract products available anywhere.  We look forward to welcoming many of the show’s viewers as new customers and shareholders.”

Following the live Varney and Co. broadcast, Veritas Farms anticipates that replay links will be made available through the Company’s website and social media accounts, and also via Fox Business Network (www.foxbusiness.com/shows/varney-co), Fox News Radio (http://radio.foxnews.com/podcast/varney-and-company-premium-podcast/), and the Fox Business Network YouTube Channel (www.youtube.com/playlist?list=PLv1qHE0zuJL_td8fvTAPke5WAv2Dk0LoF).

Veritas Farms™ brand products can be found at several leading online and brick-and-mortar retailers across the United States, including select CVS Pharmacy and Kroger stores.  For a complete listing of retailers and to purchase Veritas Farms™ products online, visit www.theveritasfarms.com.

About Varney & Co

Varney & Co. is a leading cable television business and financial news talk show on the Fox Business Network (FBN) hosted by renowned British-American economic and political commentator Stuart Varney.  The show includes market coverage, current events coverage, and interviews and commentary with Wall Street experts.  Varney & Co. airs weekdays 9 a.m. to 12 p.m. ET.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram: www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.